Exhibit 99.1

             The Medicines Company Reports Fourth Quarter
                   and Year 2004 Financial Results;
  69% Revenue Growth from 2003 to 2004 Brings Year of Profitability

    PARSIPPANY, N.J.--(BUSINESS WIRE)--Feb. 23, 2005--

         Phase III Programs Deliver Clinical Results in 2004,
             Additional Clinical Results Expected in 2005

    The Medicines Company (Nasdaq: MDCO) today announced its financial results for the fourth quarter and full year 2004.

    Financial highlights include:

    -- Year-on-year revenue growth of 69%. Net revenue for 2004 was $144.3 million, compared to $85.6 million for 2003; for the fourth quarter 2004, net revenue was $40.9 million, compared to $28.9 million for the fourth quarter 2003.

    -- First year of profitability. Net income for 2004 was $17.0 million, compared to a net loss of $16.9 million for 2003; for the fourth quarter 2004, net income was $4.7 million, compared to $2.3 million for the fourth quarter 2003.

    -- Net income growth in fourth quarter. Net income per share for 2004 was $0.34 (diluted), compared to a net loss per share of $0.37 for 2003; for the fourth quarter 2004, net income per share was $0.09 (diluted), compared $0.05 (diluted) for the fourth quarter 2003.

    The Company reported the following operational developments in the fourth quarter 2004:

    -- Completed and reported top-line primary results for four Phase III clinical trials, all of which met the pre-specified trial objectives:


        -- Two pivotal efficacy trials of Clevelox(TM) (clevidipine) in cardiac surgery patients

        -- Two safety trials of the use of Angiomax(R) (bivalirudin) in cardiac surgery

    -- Launch of Angiox(TM) (bivalirudin) in key European countries by distribution partner Nycomed

    -- Enrolled more than 6,000 patients in Phase III ACUITY trial of Angiomax in acute coronary syndromes

    Clive Meanwell, Chairman and CEO of The Medicines Company stated, "We beat our performance plan for revenues and earnings for the year 2004, while making progress in late-stage clinical trials. These programs set a foundation for potential launches of six indications or products."
    The Company also announced the election of John P. Kelley to the Company's board of directors, as well as the departure of James E. Thomas as a director. Mr. Kelley joined The Medicines Company as President and Chief Operating Officer in December 2004 (press release December 2, 2004). Mr. Thomas, who has been a director of the Company since its inception, is the Managing Partner of Thomas, McNerney & Partners, LLC, a health care private equity investment fund.
    There will be a conference call with management today at 8:30 A.M. to discuss financial results, operational developments and financial outlook. To listen live, webcast login is available at http://www.themedicinescompany.com. Alternatively, the call dial-in is 800-472-8325 (request The Medicines Company). From outside U.S.: dial 1-706-679-0816. Replay available for two weeks following call:
800-642-1687. Replay outside the U.S.: 1-706-645-9291. Replay passcode: 4050862.
    The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve acute hospital care. The Company markets Angiomax(R) (bivalirudin), an anticoagulant approved in the U.S. and other countries for use in patients undergoing percutaneous transluminal coronary angioplasty
(PTCA) procedures. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators.
    Statements contained in this press release about The Medicines Company, the Company's projected revenues and financial results, Angiomax, the timing of clinical trial results and product or indication launches, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects", "intends", "potential", "estimates" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's dependence on third-party distributors for sales of Angiomax or Angiox in foreign countries, physicians' acceptance of Angiomax clinical trial results, such as the results referred to above, whether the Company will be able to obtain regulatory approval for additional indications of Angiomax, whether the Company's products will receive approvals from regulatory agencies, including pricing and reimbursement approvals in certain European countries, whether the Company's products will advance in the clinical trials process, whether the clinical trial results will warrant submission of applications for regulatory approval, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 5, 2004, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.



                         The Medicines Company
                 Consolidated Statements of Operations

                                                 ---------------------
                                                  Three months ended
(in thousands, except per share data)                 December 31,
                                                 ---------------------

                                                 ---------------------
                                                    2004       2003
                                                 ---------- ----------
Net revenue                                      $  40,865  $  28,888
Operating expenses:
   Cost of revenue                                   8,795      2,914
   Research and development                         15,106     11,069
   Selling, general and administrative              12,676     12,891
                                                 ---------- ----------
        Total operating expenses                    36,577     26,874
                                                 ---------- ----------
Income from operations                               4,288      2,014
Other income                                           651        410
                                                 ---------- ----------
Income before income taxes                           4,939      2,424
Provision for income taxes                            (272)      (128)
                                                 ---------- ----------

Net income                                       $   4,667  $   2,296
                                                 ========== ==========

Basic earnings per common share                  $    0.10  $    0.05
                                                 ========== ==========
Shares used in computing basic earnings per
 common share                                       48,273     47,322
                                                 ========== ==========

Diluted earnings per common share                $    0.09  $    0.05
                                                 ========== ==========
Shares used in computing diluted earnings per
 common share                                       49,910     50,155
                                                 ========== ==========

                         The Medicines Company
                 Consolidated Statements of Operations

                                                 ---------------------
                                                  Twelve months ended
(in thousands, except per share data)                 December 31,
                                                 ---------------------

                                                 ---------------------
                                                    2004       2003
                                                 ---------- ----------
Net revenue                                      $ 144,251  $  85,591
Operating expenses:
   Cost of revenue                                  29,123     22,749
   Research and development                         49,290     35,905
   Selling, general and administrative              50,275     45,082
                                                 ---------- ----------
        Total operating expenses                   128,688    103,736
                                                 ---------- ----------
Income/(loss) from operations                       15,563    (18,145)
Other income                                         2,126      1,403
                                                 ---------- ----------
Income/(loss) before income taxes                   17,689    (16,742)
Provision for income taxes                            (690)      (128)
                                                 ---------- ----------
Net income/(loss)                                $  16,999  $ (16,870)
                                                 ========== ==========

Basic earnings/(loss) per common share           $    0.36  $   (0.37)
                                                 ========== ==========
Shares used in computing basic earnings/(loss)
 per common share                                   47,855     45,624
                                                 ========== ==========

Diluted earnings/(loss) per common share         $    0.34  $   (0.37)
                                                 ========== ==========
Shares used in computing diluted earnings/(loss)
 per common share                                   49,772     45,624
                                                 ========== ==========

                         The Medicines Company
                 Condensed Consolidated Balance Sheets

                                             December 31, December 31,
(in thousands)                                   2004         2003
                                             ------------ ------------

                   ASSETS
Cash, cash equivalents, available for sale
 securities                                  $   160,312  $   135,864
Accrued interest receivable                          912          991
Accounts receivable, net                          18,388       15,660
Inventories                                       27,342       11,460
Prepaid expenses and other current assets          1,252          976
                                             ------------ ------------
    Total current assets                         208,206      164,951
                                             ------------ ------------

Fixed assets, net                                  1,677        1,511
Other assets                                         161          200
                                             ------------ ------------
    Total assets                             $   210,044  $   166,662
                                             ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                          $    34,856  $    25,227
Deferred revenue                                   3,517        1,270
Stockholders' equity                             171,671      140,165
                                             ------------ ------------
    Total liabilities and stockholders'
     equity                                  $   210,044  $   166,662
                                             ============ ============

    CONTACT: The Medicines Company
             Director of Corporate Communications
             Michael Mitchell, 973-656-1616
             investor.relations@themedco.com